UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2015

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of Company as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Company's telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Success Holding Group International Inc., a Nevada corporation ("the Company", "we", "us" or "our"), is filing to this Current Report on Form 8-K to provide a more accurate description of the business of the Registrant and the risk factors of such business.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be "forward-looking statements." Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above under "Risk Factors," and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report, except as required under applicable securities laws.

BUSINESS

BACKGROUND

We are a Nevada corporation formed on July 5, 2012 under the name "Macco International Corp." Prior to the Change in Control Transaction (discussed below), Maaco did not have any significant assets or operations. On June 20, 2014, the Company changed its name to Success Holding Group International Inc. to better reflect our planned future business operations following the change in control transaction described below.

Change in Control

On June 13, 2014, there was a change in control of the Company. In accordance with the terms and provisions of a stock purchase agreement dated April 23, 2014 (the "Stock Purchase Agreement") by and among Sandu Mazilu and Ana Mazilu, equity holders in the aggregate of 6,200,000 pre-Forward Split shares of our common stock (collectively, the "Control Block Shareholders"), and Success Holding Group Corp., a Nevada corporation (the "Control Block Purchaser"), the Control Block Purchaser purchased from the Control Block Shareholders all of the 6,200,000 pre-Stock Split shares of common stock held of record, respectively. In addition, the Company accepted the resignations of its sole officer and director, Sandu Mazilu, as President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, effective June 13, 2014, and simultaneously appointed the following individuals: (i) Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary and Treasurer/Chief Financial Officer.

Forward Stock Split

On June 14, 2014, the holders of a majority of the shares of Common Stock approved a forward split of such shares by a ratio of four for one (4:1) (the "Forward Split"). The Company filed the certificate of amendment (the "Certificate") to its articles of incorporation with the State of Nevada effectuating the Forward Split on June 19, 2014. The Forward Split became effective in the State of Nevada on June 20,2014. The Forward Split became effective on the OTC Bulletin Board (the "OTCBB") on July 8, 2014, based upon the filing of appropriate documentation with the Financial Industry Regulatory Authority, Inc. ("FINRA"). As a result of the Forward Split, our total issued and outstanding shares of common stock increased from approximately 9,170,000 shares to 36,680,000 shares of common stock.

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Subsidiaries

We currently have three wholly-owned subsidiaries: Success Entertainment Group Inc., a corporation incorporated under the laws of the Cayman Island ("SEG"), Celebrity Enterprise Co. Ltd., a corporation incorporated under the laws of the Republic of Seychelles ("CEC"), and Success Drink Group Inc., a corporation incorporated under the laws of the Republic of Seychelles ("Success Drink Group").

Our wholly-owned subsidiaries are as follows:

Celebrity Enterprise Co. Ltd.

CEC was incorporated on February 11, 2014 under the laws of the Republic of Seychelles.

On August 15, 2014, our Board of Directors authorized the execution of certain form of transfer of shares between SHGT and Wen-Chi Huang. Accordingly, we acquired an aggregate 10,000 ordinary shares, representing all of the issued and outstanding ordinary shares of CEC, from Wen-Chi Huang for an aggregate of $10,000. Thus, CEC became our wholly-owned subsidiary. We currently plan to engage in the business of conducting training seminars and investing in the production of Internet short films through CEC.

Success Entertainment Group Inc.

SEG was incorporated on January 6, 2014 under the laws of the Cayman Islands.

On August 28, 2014, our Board of Directors authorized the acquisition of all of the issued and outstanding ordinary shares of SEG. We acquired an aggregate 60,000,000 ordinary shares of SEG as follows: (i) 47,999,999 shares were acquired from Steve Andrew Chen, the Chairman of our Board of Directors; and (ii) 12,000,000 shares were acquired from Chi-Jui Hong, the Chief Executive Officer and a Director of the Company. Thus, SEG became our wholly-owned subsidiary. Messrs. Chen and Hong executed certain share transfer forms dated August 28, 2014 pursuant to which they transferred their respective shares to us. We currently plan to engage in the business of investing in the production of Internet short films through SEG.

Success Drink Group Inc.

Success Drink Group was incorporated on September 3, 2014 under the laws of the Republic of Seychelles.

On September 3, 2014, our Board of Directors authorized the acquisition of 50,000,000 ordinary shares of Success Drink Group. Success Drink Group issued 50,000,000 ordinary shares to us as shareholder of record thus making Success Drink Group our wholly-owned subsidiary.

Success Drink Group was created to market the new health drink product, 888 Success Drink.

Success One Air Group Inc.

Success One Air Group was incorporated on January 6, 2015 under the laws of the Republic of Seychelles. We hold 30,0000,000 ordinary shares of Success One Air Group Inc., which constitutes all the ordinary shares issued and outstanding.

In addition to the foregoing, we have two partially owned subsidiaries:

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Launch TV

On November 10, 2014, our Board of Directors authorized the execution of that certain definitive acquisition and stock exchange agreement (the "Acquisition Agreement") with Freedom Energy Holdings Inc. ("Freedom Energy"), pursuant to which we acquired from Freedom Energy 550 shares of common stock of Launch TV Network Company, a Virginia corporation ("Launch TV"), representing a 55% equity interest in Launch TV. In further accordance with the terms and provisions of the Acquisition Agreement and in exchange therefor, we agreed to issue 500,000 shares of our restricted common stock to Freedom Energy and Freedom Energy agreed to hold the 500,000 shares of common stock for a period of 24-months prior to selling such shares in the marketplace. Launch TV is in the business of distribution of movie and television content via an internet based platform.

StatClash

On October 17, 2014, our Board of Directors authorized the execution of that certain share assignment agreement dated October 17, 2014 (the "Share Assignment Agreement"), pursuant to which SHGR agreed to assign and transfer to us all of the 4,770,000 shares of common stock that SHGR held of record in StatClash Inc. ("StatClash"). We had also previously entered into that certain definitive acquisition agreement dated August 8, 2013, as amended (collectively, the "Acquisition Agreement") with StatClash pursuant to which StatClash sold and issued 4,770,000 shares of its common stock to us, which constituted a 31% equity interest in StatClash. StatClash is a start-up daily fantasy sports site based in Mount Clemens, Michigan.

Change in Fiscal Year

On December 1, 2014, our Board of Directors authorized an amendment to our Bylaws to change our fiscal year end from February 28 to December 31. Therefore, we will be making the following filing regarding our quarterly and annual financials:

(a)	10-K Transitional period ending 12-31-14	Due March 30, 2015

(b)	10-Q period ending 3-30-15	Due May 15, 2015

(c)	10-Q period ending 6-30-2015	Due August 17, 2015

(d)	10-Q period ending 9-30-2015	Due November 16, 2015; and

(e)	10-K period ending 12-31-2015	Due March 30, 2016.

CURRENT BUSINESS OPERATIONS

We are among Asia's leading providers of self-improvement products and programs. Our goal is to offer unique products and services devoted to expanding the personal, professional and spiritual health and well-being of people. We are led by our Chairman of the Board of Directors, Steve Andrew Chen, who is one of China's foremost motivational speakers, and a well-known orator in Asia. We intend to utilize and harness Mr. Chen's experience that has brought him millions of readers and students over 27 years to maximize our business and product offering opportunities to the audiences in China and the rest of Asia. Management believes that the Asian market presents a big market opportunity for our lines of business and it is our goal to become one of Asia's top fulfillers of their entertainment and self-improvement needs in this region.

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We are currently engaged in three principal areas of business, (i) the business of producing and marketing personal improvement seminars primarily in China, (ii) the business of producing and distributing inspirational short films for pay-per-view online audiences worldwide, and (iii) the business of marketing and distributing a specialty health drink, '888' Success Drink, China's only black rice-based health drink.

Currently, we engage in these three areas of business though three of our subsidiaries:

  a subsidiary producing and marketing personal improvement seminars featuring Mr. Chen;

  a subsidiary engaged in producing and distributing inspirational short films for pay-per-view online audiences worldwide; and

  a subsidiary engaged in the health drink business, which is engaged in marketing one product, '888,' which we believe to be China's only black rice-based health drink.

Subject to our ability to raise future financing, we are seeking to grow and expand through the formation and/or acquisition of companies that offer unique products and services devoted to expanding the personal, professional and spiritual health and well-being of people. We plan to focus our acquisition and expansion efforts on companies in the areas involving on integration of chain stores and brand names, online to offline, websites and e-commerce. We believe that through the newly structured public company platform, we will be able to pursue more aggressively and successfully the acquisition of quality companies in Asia. We intend to integrate these lines of business using the same logo and spokesperson and thus, create and maximize our brand value.

TRAINING SEMINARS

Our products and services revolve around the business management and personal life programs written and developed by our Chairman, Steve Andrew Chen. We provide training and development programs through local and national seminars, public and private speaking engagements, and other coaching programs.

During the fiscal year ended December 31, 2014, our Chairman held seminars on a monthly basis throughout Southern Asia. These seminars focus on the areas of successful business management and effective leadership, realizing personal value and skills on communication and socialization. The seminars are typically attended by 700 – 1,500 people per event. In addition to the live speeches, CDs, books, tapes, and other materials created by Mr. Chen, there are other products marketed and sold to the attendees at these seminars. On average, we receive approximately 20% of the revenues generated by the admission fees and the sales of products at the seminars through agreements with organizers of such seminars. In 2014, we held 31 events at which Mr. Chen appeared and we generated approximately $14,830,000 of revenues from this business, of which approximately $14,668,000 was from attendance and approximately $162,000 was from sales of books and DVDs.

INTERNET MOVIES

Our internet movie business is currently focused on the online internet short-film market in China. Our platform features short-movies we produce or co-produce, as well as other movies and videos licensed to us. It is our plan to produce an "Inspirational Series" of internet movies with a common theme to encourage people to pursue their dreams and achieve true happiness.

We have entered into several contracts to produce internet movies. Under the terms of the contracts (collectively, the "Internet Movie Contracts"), some of Asia's top actors, directors and producers, along with our Chairman, Mr. Chen, are going to be involved in our internet movies. positive-themed internet movies.

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We have a budget of approximately $300,000 to $1,000,000 for each short-film depending on its production proposal and currently plan to fund these projects from operating cash flows. We will need to increase our operating cash flows to fund the production of these films, of which there is no assurance. We sell advertising sponsorships for these internet short-films. In addition, we will seek to sell issuance or broadcasting rights for these films, and to develop and sell promotional and other products related to these films throughout the world.

Our internet movie business generated $3.9 million revenue in 2014, mostly through advertising placement in the movies, which accounted for approximately 22% of our total revenue.

We have completed or in the process of filming the movies below.

"The Pronunciation Class of Love"

Filming of "The Pronunciation Class of Love" was completed in Taipei on August 25, 2014. The executive producer was Steven Andrew Chen, the Chairman of our Board. The movie tells the story of a boy with a stuttering speech impediment who met a girl that totally transformed his life and finally becomes a successful motivational speaker. The film has been released online in April 2015.

"Don't Wanna Say Goodbye"

On September 17, 2014, the Company entered into an agreement with Flu Idea Studio ("Flu Idea") to produce an online movie, "Don't Wanna Say Goodbye" for NTD5,000,000 (approximately $158,730), to be completed by December 31, 2014. Both parties may seek product placements for the movie and Flu Idea is entitled to receive 20% of the product placement fees that it introduces. Flu Idea is also entitled to receive 10% of the pre-tax profit of the movie. The film has been released online in May 2015.

"High Heels"

On November 19, 2014, our Board of Directors authorized the execution of a production and distribution agreement (the "Production Agreement") with Shengda Movie Production ("Shengda"), pursuant to which Shengda will produce a movie titled "High-Heels" for a motivational internet movie series. The movie tells the story of how a famous ballerina, after losing her legs in a car accident, stands up by herself and starts dancing again. In accordance with the terms of the Production Agreement, Shengda authorized us to film and distribute High Heels. The movie shall be approximately 25 minutes long at a fee of NTD7,500,000 (approximately $237,990), including script fee of NTD1,500,000 (approximately $47,597) (the "Fee"). The Fee will be paid by us in installments, which covers production, marketing, and distribution as follows: (i) 30% (NTD2,250,000) payable within five days after execution of the Production Agreement and Shengda must complete the execution of the performance agreement with the cast within five days from execution of the Production Agreement; (ii) 20% (NTD1,500,000) payable within three days of confirming the final version of the movie script and production plan by Shengda; (iii) 20% (NTD1,500,000) payable within one week of Shendga commencing its production and filming; (iv) 20% (NTD1,500,000) payable upon Shengda completing half of the production pursuant to which Shengda is required to provide us with progress plan beforehand; and (v) 10% (NTD750,000) payable within three days after Shengda completes the filming and production of the movie as approved by the People's Republic of China pertaining to any applicable laws, delivery of the completed movie to us and the movie is broadcast on one of the six designated internet platforms in China. The movie is anticipated to be completed by December 31, 2015. Both parties may seek product placements and Shengda is entitled to receive 20% of the product placement fees introduced by it. In addition, Shengda is entitled to receive 10% of the pre-tax profit of the movie. As of the date of this Memorandum, we have paid an aggregate NTD7,500,000 (approximately $237,990) to Shengda in accordance with the terms and provisions of the Production Agreement for the production of High-Heels. The movie is completed and has been released online.

Cloud Service Agreement

On September 1, 2014, through our subsidiary, SEG, we signed a contract (the "Gridow Contract") with Gridow Technology Co., Ltd., a leading cloud service company ("Gridow") in Taiwan, which provides professional video cloud service in Asia Pacific. Gridow will develop a video cloud service software system for the Company for NTD5,000,000 (approximately $158,207) and maintain the system for NTD500,000 (approximately $15,821) per year. Gridow will have the intellectual property right of the system and authorize the Company to use and revise the system within the scope of the Gridow Contrat. Through the Gridow Contract, we hope to offer a high-standard, professional video cloud service in Greater China where jointly they will be releasing the series of internet micro films discussed above.

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BEVERAGE MARKET

In 2014, we, through Success Drink Group, entered into a License Agreement with Shanghai Taiyi Food & Beverage Co. Ltd., a corporation established under the laws of China ("Taiyi"), pursuant to which we authorized Taiyi to distribute the 888 Success Drink in Shanghai, China. In consideration, we are entitled to a one-time license fee of $3,000,000, payable in three installments, and 10% of the monthly revenue generated by the 888 Success Drink.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER REGULATIONS

Currently, we believe we are in compliance with all Chinese laws and environmental standards.

EMPLOYEES

Our business is currently managed by Mr. Steve Chen, our Chairman of the Board of Directors, Mr. Chris Hong, our Chief Executive Officer, and Mr. Brian Kistler, our President. We also employ 4 persons on a full-time basis and no persons on a part-time basis.

INSURANCE

We currently do not maintain any business or products liability insurance.

RISK FACTORS

RISKS RELATING TO OUR BUSINESS

OUR RECENT GROWTH, THE INTRODUCTION OF OUR SERVICES AND OUR ENTRY INTO NEW MARKETS MAKES IT DIFFICULT FOR US TO EVALUATE OUR CURRENT AND FUTURE BUSINESS PROSPECTS, AND WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH AND NEW INITIATIVES, WHICH MAY INCREASE THE RISK OF YOUR INVESTMENT AND COULD HARM OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

We were incorporated on July 5, 2012 under the laws of the State of Nevada. On June 13, 2014, there was a change in control of the Company. Since the change in control, we have acquired and/or formed subsidiaries for the purpose of entering into new businesses, specifically the business of conducting training seminars in China and the business of investing in the production of internet short films in China. We also market and distribute a specialty drink, 888 Success Drink. Because our business lines are relatively new, we may be unable to evaluate the relative success and future prospects, particularly in light of our goals to continually grow our existing and new customer base, expand our product and service offerings, and to acquire and integrate complementary businesses and enter new markets.

In addition to our growth, recent product introductions and entry into a relative new market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to maintain or accelerate our current growth rate, effectively manage our expanding operations, or achieve planned growth on a timely or profitable basis, particularly if the number of consumers and businesses using our products and services increase or their demands and needs change as our business expands. Our management is required to expand its knowledge of business across several sectors of the business industry and market. If we are unable to manage our growth and expand operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

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OUR SUCCESS DEPENDS IN LARGE PART ON THE REPUTATION AND POPULARITY OF OUR CHAIRMAN, MR. STEVE CHEN. ANY ADVERSE REACTIONS TO PUBLICITY RELATING TO MR. CHEN, OR THE LOSS OF HIS SERVICES, WOULD ADVERSELY AFFECT OUR REVENUES, RESULTS OF OPERATIONS AND OUR ABILITY TO MAINTAIN OR INCREASE OUR CUSTOMER BASE FOR SEMINARS.

Maintaining and enhancing our brand is critical to expanding our base of customers and to our ability to merchandise products. Our brand may be negatively impacted by a number of factors, including the reputation of our content and products, our ability to adapt to technological changes, the uniqueness and relevance of our content, and the reputation and popularity of our Chairman, Mr. Steve Chen.

Mr. Chen's efforts, personality and leadership, including his services as an officer and director of our company, have been, and will continue to be, critical to our success. Currently, virtually all of our revenue is generated from our seminars, which are dependent on Mr. Chen's availability and participation. An extended or permanent loss of his services due to disability, death or some other cause, or any repeated or sustained negative shifts in public or industry perceptions of him, would have a material adverse effect on our business. In addition, we do not maintain key man life insurance on Mr. Chen.

BUILDING, MAINTAINING, EXTENDING AND EXPANDING OUR REPUTATION AND BRAND IMAGE ARE ESSENTIAL TO OUR BUSINESS SUCCESS.

We are currently seeking to build and have an iconic brand with the goal of achieving long-standing consumer recognition. Our success will depend on our ability to build and maintain our brand image, extend our brand to new platforms, and expand our brand image with new product offerings.

We are seeking to build, maintain, extend, and expand our brand image through our motivational speaking business and through the reputation of our Chairman, Mr. Steve Chen, as well as through marketing investments, including advertising and consumer promotions, and product innovation. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our image and brands. Moreover, adverse publicity about regulatory or legal action against our Chairman or us could damage our reputation and brand image, undermine our customers' confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in building, maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition and operating results could be materially and adversely affected.

A SUBSTANTIAL PORTION OF OUR REVENUE HAS BEEN GENERATED FROM THE HOLDING OF TRAINING SEMINARS. REVENUE RATES MAY BE DIFFICULT TO PREDICT AND DECLINES IN REVENUES FROM THIS BUSINESS MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

For the year ended December 31, 2014, revenues from the holding of training seminars accounted for approximately 88% of our revenues and we anticipate that revenue from sales of our seminars will continue to account for a substantial majority of our revenue for at least the next year. Revenues from this line of business may decline or fluctuate as a result of a number of factors, including decreased demand, adverse regulatory actions, pricing pressures, competitive factors or any other reason. In addition, our ability to hold these seminars is entirely dependent on the availability of our Chairman, Steve Chen, to hold such seminars. If Mr. Chen is unable to conduct seminars for health reasons or for any other reasons, our ability to generate revenues from these seminars would be cease or would be substantially reduced. These and other factors that may affect our sales are not predictive of the future, and, as a result, we cannot accurately predict consumer and/or professional business demand. If sales to new consumers and professional businesses decline or our current consumers and professional businesses do not continue to attend our seminars, our revenue may decline, which would negatively impact our business, financial condition, results of operations and cash flow.

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OUR BUSINESS MAY SUFFER IF WE DO NOT SUCCESSFULLY MANAGE OUR CURRENT AND FUTURE GROWTH.

We have experienced rapid growth in the past six months. We intend to continue to expand our operations. However, we may not be able to sustain a similar growth rate in revenues or geographic coverage in future periods due to a number of factors, including the greater difficulty of growing at sustained rates from a larger revenue base. In addition, our expansion may place substantial demands on our managerial, operational, technological and other resources. In order to manage and support our growth, we must continue to improve our existing operational, administrative and technological systems and our financial and management controls, and recruit, train and retain additional qualified personnel, particularly as we expand into new markets. As our operations expand into more industries throughout China, we will face increasing challenges in managing a large and geographically dispersed group of employees. We may not be able to effectively and efficiently manage the growth of our operations, recruit and retain qualified personnel and integrate new business operations into our current business plan. As a result, our reputation, business and operations may suffer.

ACQUISITIONS, STRATEGIC ALLIANCES AND INVESTMENTS COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS AND LOWER OUR OPERATING RESULTS.

As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies, and, subject to available financing for which we have no commitments, we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions, alliances and investments involve numerous risks, including:

   the potential failure to achieve the expected benefits of the combination or acquisition;
   difficulties in, and the cost of, integrating operations, technologies, services and personnel;
   potential write-offs of acquired assets or investments; and
   downward effect on our operating results.

In addition, if we finance acquisitions by issuing equity or convertible debt securities, our existing shareholders may be diluted, which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed. Furthermore, we may fail to identify or secure suitable acquisition and business partnership opportunities or our competitors may capitalize on such opportunities before we do, which could impair our ability to compete with our competitors and adversely affect our growth prospects and results of operations.

WE DO NOT HAVE ANY BUSINESS LIABILITY, DISRUPTION OR LITIGATION INSURANCE, AND ANY BUSINESS DISRUPTION OR LITIGATION WE MAY EXPERIENCE MIGHT RESULT IN US INCURRING SUBSTANTIAL COSTS AND DIVERSION OF RESOURCES.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products and are, to our knowledge, not well-developed in the field of business liability insurance. While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Any business disruption or litigation may result in us incurring substantial costs and diversion of resources.

WE ARE DEPENDENT ON MAJOR CLIENTS. IF WE ARE UNABLE TO MAINTAIN GOOD RELATIONSHIPS WITH OUR EXISTING CLIENTS, OUR BUSINESS COULD SUFFER.

The three largest clients account approximately 37%, 30% and 27% of our revenue for the ten month period ended December 31, 2014. Unilateral decisions could be taken by our clients to discontinue using our services, which could have a material adverse effect on our financial condition and consolidated results of operations.

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THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL.

We are substantially dependent on the services of Steve Andrew Chen, our Chairman of the Board of Directors and Mr. Chris Hong, our Chief Executive Officer and other members of our senior management team. The knowledge of Mr. Chen of our business would be difficult to replace in the event we should lose his services. There can be no assurance that Mr. Chen will continue in his present capacity for any particular period of time. Currently, we do not have an employment agreement or non-compete agreement with Mr. Chen. Nor do we generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of any of our senior management team, particularly those who are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our business.

OUR CHAIRMAN, MR. CHEN, DOES NOT DEVOTE HIS FULL TIME TO OUR COMPANY AND MAY HOLD SEMINARS ON BEHALF OF OTHER COMPANIES WHICH WOULD LIMIT THE NUMBER OF SEMINARS WE HOLD.

Our Chairman, Steve Andrew Chen, currently devotes part of his working time to other business endeavors, including holding seminars and consulting relationships with other entities, and may have responsibilities to these other entities. This could limit the number of seminars Mr. Chen holds for the Company. Furthermore, Mr. Chen receives on average $25,000 per seminar which is paid directly to him by organizers of such seminars. Because of these relationships, Mr. Chen could be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. We have no policy in place to address such conflicts of interest.

Risks related to motivational speaking industry

IF WE ARE UNABLE TO MAINTAIN AND ENHANCE OUR BRAND IDENTITY, OUR BUSINESS AND RESULTS OF OPERATIONS MAY SUFFER.

The continued development and maintenance of the brand identity of both Mr. Chen and the Company is important to our business and expanding strategic brand awareness is critical to attracting and retaining our consumers and professional businesses. Our existing and potential consumers may not be aware of the relationship of our product brands with one another, particularly the books, CDs and seminars. If we are able to increase revenues and extend our geographic reach, maintaining quality and consistency across all of our products and services may become more difficult to achieve, and any significant and well-publicized failure to maintain this quality and consistency will have a detrimental effect on our brand. We cannot provide assurances that our sales and marketing efforts will be successful in further promoting our brand in a competitive and cost-effective manner. If we are unable to maintain and enhance our brand recognition and increase awareness of our products and services, or if we incur excessive sales and marketing expense, our business and results of operations could be materially adversely affected.

OUR FUTURE GROWTH AND PROFITABILITY MAY DEPEND IN LARGE PART UPON THE EFFECTIVENESS AND EFFICIENCY OF OUR MARKETING EXPENDITURES IN RECRUITING NEW CONSUMERS AND PROFESSIONAL BUSINESSES.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to: (i) create greater awareness of our brand name; (ii) select the right market, media and specific media vehicles in which to advertise; (iii) identify the most effective and efficient level of spending in each market, media and specific media vehicle; (iv) determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures; (v) effectively manage marketing costs, including creative and media expense in order to generate and maintain acceptable consumer acquisition costs; (vi) generate leads for sales, including obtaining lists of businesses in a cost-effective manner; (vii) drive traffic to our website; and (viii) convert consumer and business inquiries into actual attendance at seminars.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand awareness, and we may not be able to increase our net sales at the same rate as we increase our advertising expenditures.

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WE OPERATE IN A MARKET WHICH IS SUBJECT TO RAPID TECHNOLOGICAL AND OTHER CHANGES, AND INCREASING COMPETITION COULD LEAD TO PRICING PRESSURES, REDUCED OPERATING MARGINS, LOSS OF MARKET SHARE AND INCREASED CAPITAL EXPENDITURES.

The markets for our motivational speaking services are highly competitive, and we expect increased competition in the future that could adversely affect our revenue and market share. Although many individuals and businesses are attempting to address this need in the market place, the bulk of this education still takes the form of explaining product details. Those current competitors include but are not limited to: (i) providers of strategic coaching and professional development coaching seminars, products and materials; (ii) companies that provide strategic coaching and professional development coaching product software and web-based services; (iii) traditional print strategic coaching and professional development coaching product materials; and (iv) non-profit and membership educational organizations and government agencies that offer online and offline strategic coaching and professional development coaching products and services, including in some cases at no cost. Some of our competitors may have more resources than we do, and several may have larger customer bases and greater brand recognition in the industry markets we serve. Further, larger established companies with high brand recognition may develop online strategic coaching and professional development coaching products and services that are competitive with our core products and services. These competitors may be able to devote greater resources than us to the development, promotion and sale of their services and respond more quickly than we can to new technologies or changes in literacy, consumer requirements or preferences. We may not be able to compete effectively with current or future competitors, especially those with significantly greater resources or more established customer bases, which may materially adversely affect our sales and our business.

RISKS RELATED TO ONLINE MOVIE INDUSTRY

OUR FUTURE GROWTH DEPENDS ON THE INCREASED ACCEPTANCE OF THE INTERNET AS AN EFFECTIVE VIEWING PLATFORM FOR MOVIES AND THE INCREASED INTERNET PENETRATION AMONG THE GENERAL POPULATION IN CHINA.

We expect to generate a significant portion of our revenues from providing internet movies to consumers. However, internet movies may not yet be widely accepted as an effective platform by China's general population. Many of our current or potential customers have not traditionally devoted a significant portion of their time to viewing web-based movies. They may have limited experience with the internet as a movie medium. Some consumers may still prefer traditional movies in theaters and on DVDs and may not be willing to spend a significant portion of their budgets on online movies. Any negative perceptions as to the effectiveness of internet movies may limit the growth of our business and adversely affect our results of operations. If the internet does not become widely accepted as a movie platform, our business, financial position and results of operations could be materially and negatively affected.

Internet usage in China may be limited among the general population. China has a relatively low penetration rate compared to most developed countries. The relatively high cost of internet access may limit the increase in internet penetration rate in China. The relatively underdeveloped telecommunications infrastructure and capacity constraints may further impede the development of the internet to the extent that users experience delays, transmission errors and other difficulties. In addition, China has only recently developed the internet as a commercial medium and as a result, our internet movie business is subject to many uncertainties, which could materially and adversely affect our business prospects, financial condition and results of operations.

FAILURE TO ENHANCE OUR BRAND RECOGNITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND GROWTH PROSPECTS.

We believe the importance of brand recognition for our internet movies will increase as the number of internet users in China grows. If we fail to effectively enhance our brand recognition, we may not be able to attract new consumers to for movie viewing. Furthermore, if our internet movies are to be successful, we need to attract viewers on a regular basis by providing internet movies and other relevant information. If we fail to attract enough viewers, we may not be able to generate sufficient revenues, which could materially and adversely affect our financial position and results of operations. While we plan to continue to enhance our brand recognition for our internet movies, we may not always be able to achieve its expected results or do so in a short period of time. If this happens, our business prospects, financial condition and results of operations may be materially adversely affected.

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WE RELY ON CHINA'S GENERAL POPULATION FOR A SUBSTANTIAL PORTION OF OUR REVENUES AND FUTURE GROWTH, BUT THE INTERNET MOVIE INDUSTRY IS AT AN EARLY STAGE OF DEVELOPMENT AND SUBJECT TO MANY UNCERTAINTIES.

We will rely on China's general population for a substantial portion of the revenues that we expect to generate from providing internet movies. We believe that we will greatly benefit from the rapid growth of China's internet usage during the past few years. However, China's internet movie services are still at an early stage of development and remain subject to many uncertainties. We cannot predict how this industry will develop in the future. Further, the growth of China's internet movie industry could be affected by many factors, including:

   general economic conditions in China and around the world; and

   the growth of disposable household income available to for internet movies.

Any adverse change to these factors could reduce demand for internet movies. Demand for our internet movie products and services may be particularly sensitive to changes in general economic conditions. If China's economy stagnates or contracts, our business, financial condition and results of operations would be materially and adversely affected.

ANY FINANCIAL OR ECONOMIC CRISIS, OR PERCEIVED THREAT OF SUCH A CRISIS, INCLUDING A SIGNIFICANT DECREASE IN CONSUMER CONFIDENCE, MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Any actual or perceived threat of a financial crisis in China, in particular a credit and banking crisis, could have an indirect, but material and adverse impact on our business and results of operations. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global economy has continued to face new challenges, including the escalation of the European sovereign debt crisis in 2011 and the slowdown of the Chinese economy since 2012. It is unclear whether the European sovereign debt crisis will be contained and whether the Chinese economy will maintain its high growth rate. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world's leading economies, including the United States. There have also been concerns over unrest in the Middle East and Africa, which have resulted in volatility in oil price and other markets, and over the possibility of a war involving Iran. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. It is impossible to predict how the Chinese economy would develop in the future.

Nonetheless, any slowdown in China's economic development might lead to increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. To the extent any fluctuations in the Chinese economy significantly affect demand for internet movies or change spending habits, our results of operations may be materially and adversely affected.

PROBLEMS WITH CHINA'S INTERNET INFRASTRUCTURE OR WITH OUR THIRD-PARTY DATA CENTER HOSTING FACILITIES COULD IMPAIR THE DELIVERY OF OUR SERVICES AND HARM OUR BUSINESS.

Our internet movie business will heavily depend on the performance and reliability of China's internet infrastructure, the continual accessibility of bandwidth and servers to service providers' networks, and the continuing performance, reliability and availability of technology platforms. Because we do not license software to customers, internet movie viewers will need to depend on the internet to access the internet movies, which must be properly running and accessible to all viewers at all times. We will rely on major Chinese telecommunication companies to provide us with bandwidth for our internet movie services, and we may not have any access to comparable alternative networks or services in the event of disruptions, failures or other problems. Content distribution networks, located in several regions throughout China, may also be shut down or otherwise experience interruptions in a particular region. Internet access may not be available in certain areas due to natural disasters, such as earthquakes or local government decisions. If we experience technical problems in delivering internet movies either at national or regional level, we could experience reduced demand for our internet movies, lower revenues and increased costs.

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FAILURE TO PROTECT OUR BRAND, TRADEMARKS, SOFTWARE COPYRIGHTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

We believe our internet movie brand, trademarks, software copyrights, trade secrets and other intellectual property rights will be critical to our success. Any unauthorized use of our brand, trademarks, software copyrights, trade secrets and other intellectual property rights could harm our competitive advantages and business. Our efforts in protecting our brand and intellectual property rights may not always be effective. We intend to file applications to register any trademarks in China, but may not be able to register such marks or register them within the category it seeks. Historically, China has not protected intellectual property rights to the same extent as the United States, and infringement of intellectual property rights continues to pose a serious risk in doing business in China. Monitoring and preventing unauthorized use is difficult. The measures we may take to protect our intellectual property rights may not be adequate. Further, the application of laws governing intellectual property rights in China is uncertain and evolving and could involve substantial risks to us. As the right to use internet domain names is not rigorously regulated in China, other companies may incorporate in their domain names elements similar in writing or pronunciation to our potential trademarks and domain names. Our business could be materially and adversely affected if we could not adequately protect our content, trademarks, copyrights, trade secrets and other intellectual property.

COPYRIGHT INFRINGEMENT AND OTHER INTELLECTUAL PROPERTY CLAIMS AGAINST US MAY ADVERSELY AFFECT OUR BUSINESS.

We could be subject to claims based upon the content that is contained in our internet movies. Any lawsuits or threatened lawsuits, in which we are potentially involved, either as a plaintiff or as a defendant, could cost us a significant amount of time and money and distract management's attention from operating its business. Any judgments against us in such suits, or related settlements, could harm its reputation and have a material adverse effect on its results of operations. If a lawsuit against us is successful, we may be required to pay damages. As a result, the scope of our internet movies we will offer to viewers could be reduced, which may adversely affect our ability to attract and retain viewers.

RISKS RELATED TO SALE OF 888 SUCCESS DRINK

CHANGES IN GOVERNMENT REGULATION, OR FAILURE TO COMPLY WITH EXISTING REGULATIONS REGARDING THE SALE OF HEALTH DRINKS SUCH AS 888 SUCCESS DRINK, COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Legislation has been proposed and/or adopted in China, the target market for our 888 Success Drink, to restrict the sale of health drinks, require certain product labeling disclosures and/or warnings, or limit product size. Furthermore, additional legislation may be introduced in respect of each of the foregoing subject areas. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity, especially as the disease affects children, and are seeking legislative change to reduce the consumption of sweetened beverages. Our 888 Success Drink is not a caffeinatd or sweetened drink. To the extent any such legislation is enacted in one or more jurisdictions where a significant amount of our product is sold individually or in the aggregate, it could result in a reduction in demand for or availability of our drink and adversely affect our business, financial condition and results of operations.

INCREASED COMPETITION COULD HURT OUR BUSINESS.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products, flavors, product positioning as well as promotion and marketing strategies. Our product compete with a wide range of drinks produced by a relatively large number of manufacturers, some of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include the taste and flavor of our product, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. Our product competes with all liquid refreshments and in some cases with products of much larger and substantially better financed competitors. We also compete with companies that are smaller or primarily national or local in operations. Our product also competes with private label brands such as those carried by grocery store chains, convenience store chains, and club stores.

There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry. If our revenues decline, our business, financial condition and results of operations could be adversely affected.

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CHANGES IN CONSUMER PREFERENCES MAY REDUCE DEMAND FOR SOME OF OUR PRODUCTS.

The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us. There is increasing awareness of and concern for the health consequences of obesity. This may reduce demand for any non-diet beverages we market, such as 888 Success Drink, which could adversely affect our results of operations.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages that appeal to consumers. There is no assurance that consumers will continue to purchase our product in the future. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers' preferences change. There can be no assurance that our product will become or remain profitable for us. We may be unable to achieve volume growth through product and packaging initiatives. We may also be unable to penetrate new markets.

WE CURRENTLY SELL ONE PRODUCT AND IF WE ARE UNABLE TO MAINTAIN THE BRAND IMAGE OR PRODUCT QUALITY OF THIS PRODUCT, OUR BUSINESS MAY SUFFER.

Our success depends on our ability to build and maintain the brand image for our products. Currently, we market one beverage product, 888 Success Drink. There can be no assurance that our advertising, marketing and promotional programs will have the desired impact on our product's brand image and on consumer preference and demand. Product quality and/or ingredient content issues, efficacy or lack thereof, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the 888 Success Drink brand and may cause consumers to choose other products. Furthermore, our brand image or perceived product quality could be adversely affected by litigation, unfavorable reports in the media, internet or elsewhere, studies in general and regulatory or other governmental inquiries, in each case whether involving our products or those of our competitors, as well as proposed or new legislation affecting our industry.

RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO CHINA COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.

Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES WHICH COULD ADVERSELY AFFECT OUR COMPANY.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and State ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

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THE CHINESE LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO YOU.

Our contractual arrangements in China are governed by the laws of the PRC. China's legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, and therefore you may not have legal protections for certain matters in China.

PRC LAWS AND REGULATIONS GOVERNING OUR BUSINESSES AND THE VALIDITY OF CERTAIN OF OUR CONTRACTUAL ARRANGEMENTS ARE UNCERTAIN. IF WE ARE FOUND TO BE IN VIOLATION, WE COULD BE SUBJECT TO SANCTIONS. IN ADDITION, CHANGES IN SUCH PRC LAWS AND REGULATIONS MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

There are substantial uncertainties regarding the interpretation and application of the current or future PRC laws and regulations, including regulations governing the validity and enforcement of such contractual arrangements. The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses, proscribing remittance of profits offshore and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

WE MAY HAVE EXPOSURE TO GREATER THAN ANTICIPATED TAX LIABILITIES.

We will be subject to enterprise income tax, business tax or value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

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FUTURE INFLATION IN CHINA MAY INHIBIT OUR ACTIVITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past twenty years, the rate of inflation in China has been as high as 24.1% in 1994 and as low as -1.4% in 1999 (according to National Bureau of Statistics of China). These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm our business operations.

CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of RMB into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China ("PBOC") publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign Investment Enterprises ("FIEs"), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for RMB against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB 8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese RMB against a number of currencies, rather than just the U.S. Dollar. As our operations are primarily in China, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into RMB for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert RMB into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the RMB we convert would be reduced.

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THE RMB IS NOT A FREELY CONVERTIBLE CURRENCY, WHICH COULD LIMIT OUR ABILITY TO OBTAIN SUFFICIENT FOREIGN CURRENCY TO SUPPORT OUR BUSINESS OPERATIONS IN THE FUTURE.

We receive all of our revenues in PRC in RMB. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB are to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government could restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST US.

We conduct our operations in China and some of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon such directors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, China does not have treaties with the U.S. and many other countries that provide for the reciprocal recognition and enforcement of judgment of courts. As a result, recognition and enforcement in China of judgments of a court of the U.S. or any other jurisdiction in relation to any matter may be difficult or impossible.

WE ARE SUBJECT TO THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the Share Exchange. If our competitors engage in these practices they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: July 15, 2015	By:	/s/ Brian Kistler
Brian Kistler
President

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